EXHIBIT 23 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company's previously filed Registration Statement File Nos. 33-04384 and 333-49785.


                                         /s/ Arthur Andersen LLP
                                         ARTHUR ANDERSEN LLP



Minneapolis, Minnesota,
   March 29, 2001